EXHIBIT 77.L

CHANGE IN ACCOUNTING PRINCIPLE

Effective January 1, 2001, the Funds adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, and began amortizing premiums on debt securities. Prior to this date, the Funds did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Funds, but resulted in a following reduction in the cost of the investments and a corresponding increase (decrease) in unrealized appreciation (depreciation) on investments, based on securities held as of December 31,2000:

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                       Reduction in the Cost in the   Increase in Net Unrealized
Fund                           Investments                   Appreciation
--------------------------------------------------------------------------------
Aggressive Balanced                   $4                            $4
--------------------------------------------------------------------------------
Active Bond                        3,461                         3,461
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Active Bond II                         1                             1
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Global Balanced                       35                            35
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Bond Index                           678                           678
--------------------------------------------------------------------------------
Managed                            5,533                         5,533
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Short-Term Bond                      314                           314
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High Yield Bond                       41                            41
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Global Bond                          156                           156
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The effect of this change in the period ended June 30, 2001 was as follows:

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                                              Increase in Net
                           Reduction in the     Unrealized      Increase in Net
                             Cost of the       Appreciation     Realized Losses
Fund                         Investments      (Depreciation)
--------------------------------------------------------------------------------
Aggressive Balanced                $4                $7                $(3)
--------------------------------------------------------------------------------
Active Bond                       853             2,309             (1,456)
--------------------------------------------------------------------------------
Active Bond II                      4                 7                 (3)
--------------------------------------------------------------------------------
Global Balanced                    38                63                (25)
--------------------------------------------------------------------------------
Bond Index                        125               553               (428)
--------------------------------------------------------------------------------
Managed                         1,370             7,558             (6,188)
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Short-Term Bond                   143               192                (49)
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High Yield Bond                     9                18                 (9)
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Global Bond                       206               215                 (9)
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The  effect  of this  change  on the per  share  operating  performance  and the annualized ratio of net investment income to average net assets in the period ended June 30, 2001 was as follows:

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                                      Increase (Decrease) in    Decrease in Net
                     Decrease in Net     Net Realized and      Investment Income
                    Investment Income    Unrealized Gains          to Average
Fund                    per Share       (Losses) per Share         Net Assets
--------------------------------------------------------------------------------
Aggressive Balanced         -                    -                     0.04%
--------------------------------------------------------------------------------
Active Bond               $0.01                $0.01                   0.20
--------------------------------------------------------------------------------
Active Bond II            0.01                 0.01                    0.15
--------------------------------------------------------------------------------
Global Balanced           0.01                 0.01                    0.27
--------------------------------------------------------------------------------
Bond Index                0.02                 0.02                    0.35
--------------------------------------------------------------------------------
Managed                   0.01                 0.01                    0.10
--------------------------------------------------------------------------------
Short-Term Bond           0.01                 0.01                    0.29
--------------------------------------------------------------------------------
High Yield Bond             -                    -                     0.06
--------------------------------------------------------------------------------
Global Bond               0.03                 0.03                    0.64
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The  Statements of Changes in Net Assets and the Financial  Highlights for prior periods have not been restated to reflect this change in presentation.